UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    May 8, 2018 (May 7, 2018 )

KIMBALL INTERNATIONAL, INC.
________________________________________________________________________________________________________
(Exact name of registrant as specified in its charter)

Indiana	0-3279	35-0514506
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

1600 Royal Street, Jasper, Indiana	47549-1001
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code   (812) 482-1600

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Mr. Schneider’s Retirement:
On May 7, 2018, Robert F. Schneider informed the Board of Directors (the “Board”) of Kimball International, Inc. (the “Company”) of his decision to retire as the Company’s Chief Executive Officer (“CEO”). He plans for his retirement to be effective October 31, 2018, but has agreed to remain employed as CEO beyond October 31, 2018 if the Board has not yet appointed his successor at that time. Mr. Schneider will continue to serve as Chairman of the Board until the Board appoints a new Chairman, which will occur no later than the date of the Company’s 2018 annual shareholder meeting. Following retirement, Mr. Schneider will remain a member of the Board to provide continuity during the transition, for a time period not to exceed the remainder of his current term, which expires in 2020.
The Board has established a CEO search committee, composed of independent directors, who will, with the assistance of a leading executive search firm, identify and evaluate internal and external candidates.
In connection with the transition, the Company and Mr. Schneider entered into an Amendment to Executive’s Terms of Employment (the “Amendment”), dated May 7, 2018, which amends the current Executive Employment Agreement dated June 26, 2015 between the Company and Mr. Schneider (the “Employment Agreement”) and certain other terms of other benefit plans and programs (together with the Employment Agreement, the “Original Agreements”).
The following list summarizes the material changes to the terms of the Original Agreements that are set forth in the Amendment:

•
As compensation for Mr. Schneider agreeing to forgo any cash incentive and equity compensation grants for fiscal year 2019, Mr. Schneider’s base salary will increase from the current annualized rate of $612,000 to an annualized rate of $2,400,000, effective from July 2, 2018 through his retirement.

•	For fiscal year 2018, Mr. Schneider will receive full payout of his cash incentive earned under the Kimball International, Inc. 2016 Annual Cash Incentive Plan.

•
All restricted share units (“RSUs”) outstanding on the effective date of Mr. Schneider’s retirement will vest on a pro-rata basis on the effective date of his retirement. Any RSUs that remain unvested after such pro-ration will be forfeited.

•
The remaining tranche of the long-term performance share award (“LTPSA”) outstanding on the effective date of Mr. Schneider’s retirement will vest on June 30, 2019 on a pro-rata basis, calculated as set forth in the Amendment. Any LTPSAs that remain unvested after such pro-ration will be forfeited.

•
All relative total shareowner return (“RTSR”) awards outstanding on the effective date of Mr. Schneider’s retirement will vest on the original vesting dates on a pro-rata basis, with payout based upon the original performance levels and performance cycle as noted in each award agreement. Any RTSRs that remain unvested after such pro-ration will be forfeited.

•
The Company will reimburse Mr. Schneider for premiums paid for COBRA continuation of health, dental and vision insurance coverage for a period of eighteen (18) months following the effective date of his retirement, or, if earlier, until the termination of his COBRA coverage.

•	Mr. Schneider’s post-employment non-competition and non-solicitation covenants are extended from 12 months to 18 months, but not to extend beyond June 30, 2020.

On May 7, 2018, pursuant to the terms of the Amendment, Mr. Schneider received an RSU grant for 33,265 shares, the value of which is approximately equal to the value of the equity awards forfeited as noted above, with vesting of 17,301 shares to occur on June 30, 2019 and vesting of 15,964 shares to occur on June 30, 2020, subject to Mr. Schneider’s fulfillment of all of his obligations pursuant to the terms of the Employment Agreement, as amended, and the Amendment. This RSU award was granted under, and is subject to the terms of, the Kimball International, Inc. 2017 Stock Incentive Plan (the “2017 Stock Plan”) and a Restricted Share Unit Award Agreement dated May 7, 2018 between the Company and Mr. Schneider (the “Restricted Shared Unit Award Agreement”). The Restricted Share Unit Award Agreement is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.
This summary of the Amendment is not intended to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Modification to 2016 Annual Cash Incentive Plan:
In addition, but unrelated to Mr. Schneider’s retirement announcement, on May 7, 2018, the Board and the Compensation and Governance Committee each approved the following amendments to the Company’s 2016 Annual Cash Incentive Plan:

•
As a tax savings opportunity related to the recently enacted tax reform regulations, the Company guarantees to pay at least 95% of the calculated annual cash incentive related to fiscal year 2018 performance to participants who are employed by the Company on the payment date. The amendments also adjust the payment schedule for the fiscal year 2018 payout to occur 100% in August 2018. These amendments only apply to fiscal year 2018.

•
The definition of retirement was amended to also include any termination of employment, other than for cause, occurring at or after the participant has reached the age of 55 and has a combination of age plus years of continuous service equal to or greater than 75.

•	Definitions of “affiliate,” “cause” and “continuous service” were added to the plan.

This summary is not intended to be complete and is qualified in its entirety by reference to the 2016 Annual Cash Incentive Plan, as amended May 7, 2018, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits
The following exhibit is filed as part of this report:

Exhibit
Number	Description
99.1	Press Release dated May 8, 2018
10.1	Amendment to Executive’s Terms of Employment dated May 7, 2018 between the Company and Robert F. Schneider
10.2	Restricted Share Unit Award Agreement dated May 7, 2018 between the Company and Robert F. Schneider
10.3	2016 Annual Cash Incentive Plan, as amended May 7, 2018

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMBALL INTERNATIONAL, INC.

By:	/s/ Michelle R. Schroeder
MICHELLE R. SCHROEDER Vice President, Chief Financial Officer
Date: May 8, 2018